UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

CF BANKSHARES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4960 East Dublin Granville Road, Suite 400, Columbus, Ohio	43081	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CFBK	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On February 6, 2024, CF Bancshares Inc. (the “Company”) issued an aggregate of 2,000 shares of its newly-designated series of non-voting convertible perpetual preferred stock, series D, par value $0.01 per share (the “Series D Preferred Stock”) to an existing stockholder of the Company in exchange for 200,000 shares of (Voting) Common Stock. Information regarding the terms of the Series D Preferred Stock is set forth under Item 5.03 below and is incorporated herein by reference. The shares of Series D Preferred Stock exchanged for (Voting) Common Stock were issued without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions provided under Sections 3(a)(9) and 4(a)(2) of the Act.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2024, the Company filed with the Delaware Secretary of State a Certificate of Designations (the “Certificate of Designations”) to designate 5,000 authorized shares of Series D Preferred Stock. The designation of the Series D Preferred Stock was approved by the Company’s Board of Directors for the purpose of permitting the Company to exchange shares of (Voting) Common Stock for shares of Series D Preferred Stock (at the current ratio of 100 shares of (Voting) Common Stock for each share of Series D Preferred Stock) with certain stockholders of the Company from time to time to accommodate and facilitate stock repurchases by the Company, including stock repurchases under the Company stock repurchase program previously announced on July 5, 2023. The Company has no present intention of offering for sale or otherwise issuing any shares of the newly-designated Series D Preferred Stock except in exchanges with existing stockholders for shares of (Voting) Common Stock.

The preferences, limitations, powers and relative rights of the Series D Preferred Stock are substantially identical to the preferences, limitations, powers and relative rights of the Company’s non-voting convertible perpetual preferred stock, series C, par value $0.01 per share (the “Series C Preferred Stock”) that the Company issued in its private placement of (Voting) Common Stock and Series C Preferred Stock in October 2019. All of the shares of the Company’s Series C Preferred Stock were subsequently converted into shares of the Company’s non-voting common stock, par value $0.01 per share (“Non-Voting Common Stock”) on May 28, 2020.

As specified in the Certificate of Designations, the Series D Preferred Stock has the following terms:

Dividends: Holders of the Series D Preferred Stock will be entitled to receive dividends when, as and if declared by the Company’s board of directors, in the same per share amount as paid on the number of shares of Common Stock into which each share of Series D Preferred Stock would be converted in accordance with the Certificate of Designations. No dividends will be payable on the Common Stock unless a dividend identical to that paid on the Common Stock is payable at the same time on the Series D Preferred Stock on an as-converted basis.

Conversion: Each share of Series D Preferred Stock will be convertible either (i) automatically into 100 shares of the Company’s Non-Voting Common Stock if and when the Company’s shareholders approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Non-Voting Common Stock to permit the conversion of all outstanding shares of Series D Preferred Stock into shares of Non-Voting Common Stock (which shareholder approval and amendment the Company may, but is not obligated, to seek); (ii) unless previously converted into shares of Non-Voting Common Stock, into 100 shares of (Voting) Common Stock at the request of the holder, provided that upon such conversion the holder, together with all affiliates of the holder, will not own or control in aggregate more than 9.9% of the outstanding (Voting) Common Stock (or of any class of voting securities issued by the Company); or (iii) unless previously converted into shares of Non-Voting Common Stock, into 100 shares of (Voting) Common Stock upon transfer of such shares of Series D Preferred Stock to a non-affiliate of the holder in specified permitted transactions.

Priority: The Series D Preferred Stock ranks, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, pari passu with the Common Stock pro rata on an as-converted basis.

Voting: The holders of shares of Series D Preferred Stock have no voting rights, except as may be required by law. If the holders of shares of Series D Preferred Stock are entitled by law to vote as a single class with the holders of outstanding shares of Common Stock, each share of Series D Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share may be converted.

Preemptive Rights: Holders of Series D Preferred Stock have no preemptive rights, except for any such rights that may be granted by way of separate contract or agreement to one or more holders of Series D Preferred Stock.

Redemption: The Series D Preferred Stock will not be redeemable by the Company or the holder.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

3.1	Certificate of Designations of Series D Convertible Perpetual Preferred Stock filed with the Delaware Secretary of State on February 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF Bankshares Inc.

Date: February 6, 2024	By:	/s/ Kevin J. Beerman
Kevin J. Beerman
Executive Vice President and Chief Financial Officer